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                                                                     EXHIBIT 4.2

                                      FIRST
                                  AMENDMENT TO
                         TRANSFER RESTRICTION AGREEMENT
                                       OF
                             BOIS D'ARC ENERGY, LLC

      This First Amendment to Transfer Restriction Agreement of Bois d'Arc Energy, LLC (this "Amendment") is to be effective as of July 27, 2004. Any capitalized terms used herein for which a definition is not provided herein shall have the same meanings as assigned to such terms in the Transfer Restriction Agreement dated as of July 16, 2004 (the "Restriction Agreement").

      WHEREAS, the Restriction Agreement was executed incident to the formation of a Nevada limited liability company known as Bois d'Arc Energy, LLC (the "Company");

      WHEREAS, effective July 27, 2004, the Company awarded additional Class C Units under its Long-term Incentive Plan, and the award recipients consented to the terms of the Restriction Agreement and became parties thereto; and

      WHEREAS, the parties hereto desire to amend the Restriction Agreement to provide for the admission of new Members on and after the effective date hereof pursuant to award agreements under the Long-term Incentive Plan.

      NOW, THEREFORE, it is agreed:

      1. From and after the effective date hereof, the Restriction Agreement is amended in the following respects (added provisions are underlined and bold):

            a. "Holder" or "Holders" shall mean (i) the Persons executing the RESTRICTION Agreement as evidenced by the signature pages thereto, (ii) THOSE PERSONS WHO ARE ADMITTED AS MEMBERS AS A RESULT OF THE ISSUANCE OF UNITS PURSUANT TO THE LONG-TERM INCENTIVE PLAN, AND (iii) any assignee of all or any part of their respective interests in the Company.

            b. "Member" or "Members" shall mean (i) one or more of those Persons executing the Restriction Agreement as a Member of the Company, (ii) ONE OR MORE OF THOSE PERSONS WHO ARE ADMITTED AS MEMBERS AS A RESULT OF THE ISSUANCE OF UNITS PURSUANT TO THE LONG-TERM INCENTIVE PLAN, AND (iii) any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a Member in conformity with the provisions of the Operating Agreement

            c. Section 7.1. Execution in Counterparts; JOINDER AGREEMENTS. The RESTRICTION Agreement may be executed in counterparts, all of which taken together shall be deemed one original, AND ADDITIONAL PARTIES TO THE RESTRICTION AGREEMENT MAY BE ADDED THROUGH EXECUTION OF JOINDER AGREEMENTS INCORPORATED IN THEIR AWARD AGREEMENTS UNDER THE LONG-TERM INCENTIVE PLAN.

            d.    Section 7.6. Amendment. This Agreement may be amended or

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                  modified only by approval of the Board of Managers of the
                  Company pursuant to Sections 6.6 and 9.7 of the Operating Agreement. Each Holder other than Comstock Offshore, LLC, by its execution of this Agreement OR A JOINDER AGREEMENT, hereby makes, constitutes and appoints the Chief Executive Officer of the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead to make, execute, sign, and acknowledge all instruments that the Chief Executive Officer deems appropriate to reflect any amendment or modification of this Agreement pursuant to the terms of this Section 7.6. The power of attorney granted by this Section 7.6 shall be considered coupled with an interest and shall survive any disability of a Member.

      2. (i) The Chief Executive Officer of the Company, as agent for the Holders other than Comstock Offshore, LLC, hereby consents to this Amendment.

      3. This instrument may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one in the same instrument.

      EXECUTED to be effective as of July 27, 2004.

                                      COMSTOCK OFFSHORE, LLC

                                      By:    /s/ Roland O. Burns
                                         ---------------------------------
                                      Name:  Roland O. Burns
                                      Title: Sr. Vice President

                                      Pursuant to the authority granted to the Chief Executive Officer in Section 7.6 of the Restriction Agreement, the Chief Executive Officer has executed this Amendment on behalf of all other Members.

                                      /s/ Wayne L. Laufer
                                      ------------------------------------
                                      WAYNE L. LAUFER

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